UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017 (December 14, 2017)

HARTMAN vREIT XXI, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	38-3978914
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On December 14, 2017, Hartman vREIT XXI Operating Partnership L.P. (“vREIT XXI L.P.”), the operating partnership of Hartman vREIT XXI, Inc. (the “Company”), entered into an Agreement of Purchase and Sale and Joint Escrow Instructions Agreement, dated December 14, 2017 (the “Purchase Agreement”), with Richardson Business Center, Ltd. for the acquisition of a four-building, multi-tenant, flex/light industrial property located in Richardson, Texas and comprising approximately 96,660 square feet.  The property is commonly referred to as Richardson Tech Center.  The aggregate purchase price for Richardson Tech Center is $5,075,000, exclusive of closing costs.  The Company intends to finance the acquisition of Richardson Tech Center with proceeds from its public offering and financing secured by the property.

As of December 7, 2017, Richardson Tech Center is 74% occupied by 13 tenants.

The closing date of the contemplated acquisition is February 12, 2018.  The acquisition of Richardson Tech Center is subject to customary conditions to closing, including the absence of a material adverse change to Richardson Tech Center prior to the acquisition date.  There is no assurance that the Company will close the acquisition of Richardson Tech Center on the terms described above or at all.

The material items of the agreement described herein are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Agreement of Purchase and Sale and Joint Escrow Instructions Agreement, dated December 14, 2017 by and between Richardson Business Center, Ltd. and Hartman vREIT XXI Operating Partnership L.P.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN vREIT XXI, Operating Partnership L.P.
(Registrant)
Date: December 20, 2017	By:	/s/ Louis T. Fox, III
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Agreement of Purchase and Sale and Joint Escrow Instructions Agreement, dated December 14, 2017 by and between Richardson Business Center, Ltd. and Hartman vREIT XXI Operating Partnership L.P.